Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration
Statements:


     o The Registration Statement (Form S-8 No. 333-84281) pertaining to the 1-800-FLOWERS.COM, Inc. 1999 Stock Incentive Plan and the 1997 Stock Option Plan
     o The Registration Statement (Form S-8 No. 333-54590) pertaining to the 1-800-FLOWERS.COM, Inc. 2001 Employee Stock Purchase Plan; and
     o The Registration Statement (Form S-8 No. 333-119999) pertaining to the 1-800-FLOWERS.COM, Inc. 2003 Long Term Incentive and Share Award Plan


of our reports dated September 13, 2006, with respect to the consolidated financial statements and schedule of 1-800-FLOWERS.COM, Inc. and Subsidiaries, 1-800-FLOWERS.COM, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of 1-800-FLOWERS.COM, Inc. and Subsidiaries, included in this Annual Report (Form 10-K) for the year ended July 2, 2006.

                                                         /s/ Ernst & Young LLP

Melville, New York
September 13, 2006